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                                                                    EXHIBIT 23



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of Genzyme Corporation on Form S-3 (Nos. 33-61853, 333-31548 and
333-87449) and Form S-8 (Nos. 33-8881, 33-15616, 33-26329, 33-29918,
33-35067, 33-37236, 33-41933, 33-55656, 33-68188, 33-58359, 33-60437,
333-10003, 333-33249, 333-83677, 33-30007, 33-68208, 33-58351, 333-33265,
333-10005, 333-33251, 333-83669, 33-22464, 33-29440, 33-51416, 333-51872,
333-51906, 333-52202, 333-55126, 33-68186, 33-58353, 33-58355, 33-60435,
333-33291, 333-64095, 33-21241, 333-42371, 333-64103, 333-81275, 333-87967,
333-81277, 333-83673 and 333-83681) of our report dated January 31, 2001, with respect to the financial statements of Focal, Inc. included in the Current Report on Form 8-K of Genzyme Corporation dated May 22, 2001.


                                          /s/ Ernst & Young LLP


Boston, Massachusetts
May 16, 2001